SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                       __________

                                       FORM 8-K/A

                                   AMENDMENT NO. 1 TO

                                     CURRENT REPORT


                            Pursuant to Section 13 or 15(d)
                         of the Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) November 22, 1993



                          SENSORMATIC ELECTRONICS CORPORATION
                   (Exact name of registrant as specified in charter)


                   Delaware              0-3953             34-1024665
          (State or other jurisdic-  (Commission file      (IRS employer
          tion of incorporation)        number)        identification No.)

          500 N.W. 12th Avenue
          Deerfield Beach, Florida                           33442
          (Address of principal executive offices)        (Zip Code)


                  Registrant's telephone number, including area code:
                                     (305) 420-2000



          (Former name or former address, if changed since last report)

          ITEM 5.      OTHER EVENTS.


                  An action was commenced on November 22, 1993 against the Company and Ronald G. Assaf, its Chairman of the Board, President and Chief Executive Officer, in the United States District Court for the Southern District of Florida, by Bayer Silver, alleging that favorable public statements by the Company concerning its growth and the quality of its products were false. The suit arises out of the controversy resulting from the Company's Ultra-Max product being named the recommended standard for electronic article surveillance protection of pre-recorded music by the National Association of Recording Merchandisers ("NARM"), and the rejection of NARM's recommendations announced by the music manufacturers on November 11, 1993. The suit alleges that the Company's statements at various times since January 8, 1993, relating to the suitability of its Ultra-Max system for the music recording industry, and favorable to the Company's prospects for implementing and benefiting from the source labelling program being promoted by NARM, were false and misleading.

                  The plaintiff, who claims to be a stockholder of the Company who purchased 400 shares of the Company's common stock during the period in question, seeks class certification and unspecified compensatory damages for himself and other putative class members who purchased the Company's common stock in the period from January 8, 1993 through November 11, 1993. The Company believes in the appropriateness of its public statements with respect to NARM and the suitability of the Company's Ultra-Max system for the music industry and intends to vigorously defend against the suit.

                                       SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


          Dated:  February 9, 1994


                                        SENSORMATIC ELECTRONICS CORPORATION


                                        By:  /s/ Miguel A. Flores
                                            Miguel A. Flores
                                            Vice President and Treasurer